UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2022

Enjoy Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ENJY	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ENJYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The 2022 annual meeting of stockholders (the “2022 Annual Meeting) of Enjoy Technology, Inc. (the “Company”) has been scheduled for Monday, May 16, 2022 at 9:00 a.m., Pacific Time. Due to the continued public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and their families, the Company will hold the 2022 Annual Meeting in a virtual meeting format only, via webcast.

Stockholders of record of the Company’s common stock at the close of business on Monday, March 21, 2022, the record date, will be entitled to notice of, and to vote at, the 2022 Annual Meeting.

Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in the proxy materials to be distributed in connection with the 2022 Annual Meeting must submit their proposals in writing on or prior to Tuesday, February 15, 2022 to the attention of the Company’s Corporate Secretary at the Company’s principal offices at 3240 Hillview Ave, Palo Alto, California 94304. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2022 Annual Meeting.

Under the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders may also present a proposal (other than proposals pursuant to Rule 14a-8) or director nomination at the 2022 Annual Meeting if advance written notice is timely given to the Company’s Corporate Secretary, at the Company’s principal offices, in accordance with the Bylaws. To be timely, notice by a stockholder of any such proposal or nomination must be provided no later than the close of business on Tuesday, February 15, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENJOY TECHNOLOGY, INC.
Dated: January 28, 2022

	By:	/s/ Fareed Khan
Fareed Khan
Chief Financial Officer